EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint each of Joe Mansueto and Scott Cooley as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name in the preceding sentence (each of whom is herein called my “authorized representative”) acting alone to sign and file on my behalf in all capacities I may at any time have with Morningstar, Inc. (“Morningstar”) (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933, as amended, identified in this Power of Attorney and any amendment to any such Registration Statement.  I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock to be offered and sold pursuant to the Morningstar, Inc. 2011 Stock Incentive Plan.

This instrument shall remain in effect until the earlier to occur of (i) my cessation of service as a director or officer of Morningstar and (ii) my giving written notice to Morningstar’s Chairman of the Board of Directors and Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

Dated: July 22, 2011

/s/ Joe Mansueto	/s/ Bill Lyons
Joe Mansueto	Bill Lyons

/s/ Donald J. Phillips II	/s/ Jack Noonan
Donald J. Phillips II	Jack Noonan

/s/ Cheryl Francis	/s/ Paul Sturm
Cheryl Francis	Paul Sturm

/s/ Steven Kaplan	/s/ Hugh Zentmyer
Steven Kaplan	Hugh Zentmyer